SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                      _____________________

                Date of Report (Date of earliest
                 event reported) September 18, 1996


                NEW ENGLAND BUSINESS SERVICE, INC.
    (Exact name of registrant as specified in its charter)

    Delaware                        1-11427             04-2942374
    --------                        -------             ----------
(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                   File Number)         Identification No.)


       500 Main Street                             01471
   Groton, Massachusetts                           -----
   ---------------------                         (Zip Code)
(Address of principal executive offices)

                            (508) 448-6111
                            --------------
                   (Registrant's telephone number,
                   including area code)

                                N/A
                                ---
     (Former name or former address, if changed since last report)

Items 1-4. Not Applicable.

Item 5. New Kinko's Retail Direction Announced, First Quarter Charge to be Taken

           New England Business Service, Inc. announced the decision to eliminate the Company's 75 existing NEBS manned print desks at Kinko's as well as the closing of the NEBS offices in Phoenix and stationery plant in Scottsdale, Arizona. The total cost of $6,500,000 is expected to reduce first quarter earnings by $0.21 per share and earnings for the remainder of the year by $0.08 per share. As part of the program, the Company will incur a one-time exit charge of $5,200,000 in the first quarter and expense of $1,300,000 during the year associated with employee severance, facility closures, equipment write-offs, and other cost actions. The actions taken are expected to have the effect, when fully implemented, of increasing the Company's quarterly earnings by as much as $0.12 $o.14 per share.

           The restructuring will result in a reduction of approximately 11% of the Company's full and part-time positions.

Item 6.    Not Applicable.

Item 7.    Exhibits.

           Exhibit No.            Description
           -----------            -----------
              (99)                Press release, dated September 18, 1996,
                                  issued by the Company.

Item 8.    Not Applicable.

                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      NEW ENGLAND BUSINESS SERVICE, INC.
                                      (Registrant)

                                      By: /s/Russell V. Corsini, Jr.
                                          ------------------------------
                                            Russell V. Corsini, Jr.
                                            Vice President, Chief Financial
                                            Officer



Dated:    September 18, 1996